CONVERTIBLE

                    SECURED U.S. $20,000,000 PROMISSORY NOTE

                            DATED: SEPTEMBER 28, 2000


                                TABLE OF CONTENTS

1.       Definitions...............................................................................1
         -----------


2.       Loans; Payments; Prepayment; and Status of Obligations....................................4
         ------------------------------------------------------


3.       Grant of Security Interest................................................................5
         --------------------------


4.       Events of Default.........................................................................6
         -----------------


5.       Rights and Remedies of HP upon Default....................................................7
         --------------------------------------


6.       Conversion................................................................................8
         ----------


7.       Conversion Adjustments...................................................................10
         ----------------------


8.       Representations and Warranties...........................................................13
         ------------------------------


9.       Covenants Relating to Collateral.........................................................13
         --------------------------------


10.      Affirmative Covenants....................................................................14
         ---------------------


11.      Negative Covenants.......................................................................15
         ------------------


12.      Successors and Assigns...................................................................15
         ----------------------


13.      Notices..................................................................................15
         -------


14.      Usury....................................................................................16
         -----


15.      Governing Law............................................................................16
         -------------


16.      Waiver of Jury Trial.....................................................................16
         --------------------


17.      Waivers..................................................................................16
         -------


18.      Waivers and Amendments...................................................................16
         ----------------------


19.      Remedies Cumulative......................................................................16
         -------------------


20.      Expenses.................................................................................16
         --------


21.     No Offset................................................................................16
        ---------


SCHEDULE A        Transactions on Note
SCHEDULE B        Conditions to Funding
SCHEDULE C        Collateral
SCHEDULE D        Drawdown Schedule

ATTACHMENT 1      Operating Plan and Projections as of August 16, 2000

THIS NOTE AND THE SECURITIES REPRESENTED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED WITHOUT A REGISTRATION STATEMENT OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                               CONVERTIBLE SECURED
                        U.S. $20,000,000 PROMISSORY NOTE

                            Dated: September 28, 2000

         FOR VALUE RECEIVED, SmartServ Online, Inc., a Delaware corporation, (the "Company"), promises to pay to Hewlett-Packard Company, a Delaware corporation, and its successors and assigns ("HP"), in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all advances (each such advance being a "Loan") made hereunder as set forth on Schedule A attached hereto and incorporated herein by reference, as the same may from time to time be modified or amended, together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth in this Note. The Company hereby authorizes HP to list on Schedule A all advances made by HP hereunder, which notations shall, in the absence of manifest error, be conclusive; provided, however, that the failure to make a notation or the inaccuracy of the notation shall not limit or otherwise affect the obligations of the Company under this Note. Subject to the provisions of Sections 2, 5 and 6 below, all outstanding principal and unpaid interest shall be due and payable on the Maturity Date (as defined below). This Note has been issued pursuant to the terms of a Note Purchase Agreement (as defined below).

         The following is a statement of the rights of HP and the conditions to which this Note is subject, and to which HP agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

         "Capital Stock" shall mean the capital stock of the Company.

         "Capital Stock Equivalents" shall have the meaning given to that term in Section 7(a).

         "Certificate" shall mean the Certificate of Incorporation of the Company as the same may be amended or restated from time to time.

         "Change of Control" shall mean, with respect to the Company on or after the date hereof, (i) that any change in the composition of the shareholders of the Company as of the date hereof shall occur which would result in any person or entity (or group of persons or entities acting in concert), acquiring in excess of fifty percent (50 %) of the votes attaching in the aggregate to all classes of Capital Stock of the Company which carry voting rights in all circumstances, or (ii) that any person or entity (or group of persons or entities acting in concert) shall otherwise acquire the power to direct the management or affairs of the Company by obtaining proxies, entering into voting agreements or trusts, acquiring securities or otherwise.

         "Collateral" shall have the meaning given to that term in Section 3.

         "Common Stock" shall mean the Common Stock of the Company, $.01 par value.

         "Company" shall have the meaning set forth in the introductory paragraph.

         "Conversion Price" shall have the meaning given to that term in Section 6(a).

         "Effective Date" shall mean September 28, 2000.

         "Event of Default" shall have the meaning given to that term in Section 4.

         "Exchange Event" shall have the meaning given to that term in Section 7(d).

         "HP" shall have the meaning set forth in the introductory paragraph.

         "Loan" shall have the meaning set forth in the introductory paragraph.

         "Maturity Date" shall mean September 28, 2003.

         "Note" shall mean this Convertible Secured U.S. $20,000,000 Promissory Note.

         "Note Purchase Agreement" shall mean that Note Purchase Agreement, dated as of this date, between the Company and HP.

         "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to HP of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the Transaction Documents, including, all Loans, interest, fees, charges, expenses, attorneys' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C., Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

         "Other Transaction Documents" shall mean all Transaction Documents other than this Note.

         "Permitted Liens" shall mean the following:

                  (1) any liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

                  (2) liens (A) upon or in any equipment acquired or held by the Company to secure the purchase price of such equipment or indebtedness incurred solely or the purpose of financing the acquisition of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, accessions thereto and the proceeds thereof;

                  (3) liens on equipment leased by the Company pursuant to a capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment;

                  (4) liens granted to secure any indebtedness senior to that of HP;

                  (5) liens existing as of the date hereof disclosed in writing to, and approved by, HP;

                  (6) liens on assets of the Company other than the Collateral granted by the Company to secure indebtedness of the Company in an amount not to exceed $5,000,000 in the aggregate; and

                  (7) liens associated with licensing rights granted by the Company to Data Transmission Network Corporation pursuant to a Software License and Service Agreement dated April 23, 1998, as the same has been and may be amended.

         "Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated September 28, 2000, by and between the Company and HP.

         "Senior Lienholder" shall have the meaning set forth in Section 8(b).

         "Transaction Documents" shall mean the Note Purchase Agreement, this Note, the Registration Rights Agreement and the UCC-1 financing statements and any other documents executed in connection with this Note.

         "UCC" shall mean the Uniform Commercial Code as in effect in the State of California, as amended from time to time. Unless otherwise defined herein, all terms defined in the UCC shall have the respective meanings given to those terms in the UCC.

2.       Loans; Payments; Prepayment; and Status of Obligations.
         ------------------------------------------------------

         (a) Loans. This Note shall evidence the Company's obligations to repay the Loans outstanding hereunder. The Company may request Loans hereunder from time to time until the first anniversary of this Note, in an aggregate principal amount not to exceed $20,000,000; provided, that the requirements set forth in Schedule B are met, as determined by HP in its sole discretion. The Company shall make such requests in amounts of at least $500,000 each, and not more often than once each thirty (30) calendar days, by submitting a written request to the HP not less than five (5) business days prior to the desired funding date.

         (b)      Principal  and  Interest  Payments.   All  principal,   unpaid
                  interest and other amounts due shall be payable on the Maturity Date. Interest shall accrue on the Loans from the date of this Note at a rate per annum equal to eleven percent (11%). Upon the occurrence and during the continuance of an Event of Default interest shall accrue on the unpaid balance at a rate per annum equal to twelve and one half percent (12.5%). Interest shall be payable quarterly in arrears on the first business day after the end of any quarter, commencing on October 2, 2000, and shall accrue on all outstanding interest that has not yet been paid when due. Unpaid accrued interest shall be added to the principal balance hereunder on a quarterly basis. Interest shall be computed on the basis of the actual number of days elapsed and a year of 360 days.

         (c) Payments. The Company will make all payments due under this Note by check on the date such payments are due to the following address:

                                    Hewlett-Packard Company
                                    3585 Atlanta Avenue
                                    Hapeville, GA 30354
                                    Attn: REI/Lockbox 101511

                  or in any other manner that HP may from time to time direct.

         (d) Prepayment. The Company may prepay this Note upon the sale of the Company or substantially all of its assets; provided, that the Company gives HP at least thirty (30) days' prior written notice of such prepayment. The Company's option to prepay is subject to HP's right to convert as provided below, immediately and at any time prior to the expiration of such thirty-day notice period. Prepayments in part shall be applied first to reimbursable fees and expenses, second to outstanding interest, and third to principal.

         (e) Right to Convert. HP shall have the right at any time to convert the outstanding principal and unpaid accrued interest under this Note into shares of the Company's Capital Stock pursuant to Section 6(a) below.

         (f) Prepayment at the Option of HP. In the event that the Company enters into an agreement approved by its Board of Directors, for:

                  (i) the sale of all or substantially all of its assets or intellectual property; or

                  (ii) the acquisition of it by another entity or entities which after such acquisition controls more than fifty percent (50%) or more of the Company's voting shares;

                  then the Company shall give HP at least forty-five (45) days prior written notice of such event, and at HP's option, HP may either (A) exercise its conversion rights pursuant to Section 6(a) below, or (B) immediately declare all amounts due and owing under this Note due and payable upon written notice of demand for prepayment given by HP to the Company within ninety
                  (90) days after the date of notice but in no event prior to the consummation of the transaction; provided, however, that if such agreement is not consummated, HP may not take any such action.

3. Grant of Security Interest. To secure the Obligations, the Company hereby pledges and assigns to HP and grants to HP a security interest in all right, title, and interests of the Company in and to the property described in Schedule C hereto (collectively and severally, the "Collateral"), which Schedule C is incorporated herein by this reference.

4. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

         (a) Failure to Pay. The Company fails to pay any principal, interest or any fees or expenses when due under this Note or the Other Transaction Documents, and such failure shall continue for a period of five (5) business days after written notice to the Company by HP; or

         (b) Covenant Default. The Company shall default in the performance of any of its obligations hereunder or under any of the Other Transactions Documents and such default shall continue unremedied for a period of fifteen (15) business days after written notice to the Company by HP; or

         (c) Representations and Warranties. Any representation, warranty or certification made herein or in the Other Transaction Documents shall prove to have been false or misleading in any material respect when made; or

         (d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

         (e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of its property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

         (f) Cross-Default. The Company shall default under any other material agreement, note, indenture, instrument or other contract pursuant to which the Company has borrowed money and such default shall result in the holder having accelerated the maturity of the outstanding indebtedness under such other agreements and, if the holder or other party to such an agreement, note, indenture, instrument or other contract shall be an entity other than HP or an affiliate of HP, such indebtedness shall exceed $500,000; or the Company shall default under any material equipment lease agreement, which shall result in the lessor having terminated the lease arrangement; or

         (g) Collateral. A material portion of the Collateral is lost, stolen, substantially damaged or destroyed and such material portion of the Collateral is not covered in full by a policy or policies of insurance as required by Section 10(d), or sold or encumbered, or any levy, seizure, or attachment is made upon the Collateral; or

5. Rights and Remedies of HP upon Default. Upon the occurrence and during the continuance of any Event of Default under Sections 4 (a), (b), (c), (f), (g) or
(h) above, HP, by written notice to the Company, may cease making Loans hereunder, and may declare all principal, accrued and unpaid interest, and any other amounts payable under the Transaction Documents, to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are waived by the Company. Upon the occurrence and during the continuance of any Event of Default described in Sections 4(d) or (e), HP may immediately and without notice, cease making Loans hereunder, and all outstanding amounts payable by the Company under the Transaction Documents shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are waived by the Company.

         In addition to any rights set forth in this Note, upon the occurrence and continuance of any Event of Default, HP shall have the rights of a secured creditor under the UCC and applicable federal law. Without limiting the generality of the foregoing, HP may sell, resell, lease, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, or for cash or credit, all as HP deems reasonably advisable. HP shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold. The Company hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Company set forth herein, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur.

6.       Conversion

         (a) Optional Conversion by HP. HP shall have the right, prior to the Maturity Date, by providing written notice to the Company, to convert all, or some, of the outstanding principal and unpaid accrued interest under this Note into shares of the Common Stock at a price equal to the lower of $49.50 per share or the average of the closing sale price of the Company's Common Stock over the twenty (20) trading days prior to the Effective Date, subject to adjustment as provided in Section 7 below (the "Conversion Price").

         (b) Mandatory Conversion by HP. Subject to the terms hereof, so long as no Event of Default shall have occurred and be continuing, the Company shall have the right, at any time after six (6) months after the initial draw-down of funds by Company under the Note, by providing written notice to HP, to require HP to convert some or all of the outstanding principal and unpaid accrued interest under this Note into shares of Common Stock at the Conversion Price, subject to adjustment as provided in Section 7 below, as follows:

                  (i) If the closing sale price of the Company's Common Stock exceeds 150% of the Conversion Price for at least twenty (20) trading days during the thirty (30) consecutive trading days immediately prior to such notice of conversion, the Company may require HP to convert fifty percent (50%) of the outstanding principal and unpaid interest under this Note; and

                  (ii) If the closing sale price of the Company's Common Stock exceeds 200% of the Conversion Price for at least twenty (20) trading days during the thirty (30) consecutive trading days immediately prior to such notice of conversion, then the Company may require HP to convert all the outstanding principal and unpaid interest under this Note.

                  (iii) Notwithstanding the foregoing, the Company may require conversion pursuant to this Section 6(b) only to the extent that the number of shares of Common Stock issuable to HP upon such conversion does not exceed fifteen percent (15%) of the average daily number of shares of Common Stock traded during the thirty (30) -day period immediately preceding the date of such conversion.

         (c) Mechanics and Effect of Conversion. Promptly after the conversion of this Note, HP shall surrender this Note, endorsed, at the principal office of the Company. As soon as possible (or as otherwise noted in the provisions above) and after HP has executed documentation necessary to satisfy all applicable federal and state securities laws exemptions, the Company shall issue and deliver to HP at its principal office a certificate or, if HP so requests, certificates for the number of shares of Capital Stock into which this Note is convertible to which HP shall be entitled upon conversion (bearing such legends as are required by applicable federal and state securities laws in the opinion of counsel to the Company). All such shares shall be issued and fully paid and non-assessable, and free and clear of all liens. If HP converts less than all of the amounts payable under this Note, the Company shall issue a replacement note or notes for the remaining balance containing terms substantially identical to this Note.

         (d) Registration. Common Stock received by HP need not be registered under federal and state securities laws until thirty (30) days after issuance of such Common Stock to HP, by which time the Company covenants to have registered such Common Stock or have otherwise provided HP with Common Stock registered under federal securities laws and registered, qualified or exempt under applicable state or blue sky laws. The Company shall also do any and all other acts and things which may be reasonable or advisable to enable HP to consummate the disposition in such states and the District of Columbia. Upon the effective date of any registration, the Company shall, upon written request from HP, deliver to HP an opinion of counsel , in form and substance satisfactory to HP, stating, among other things, that the Common Stock so registered is subject to an effective registration statement and is freely tradable subject to compliance by HP or its broker with any prospectus delivery requirements. HP's registration rights in connection with the shares of Common Stock into which this Note may be converted are further described in the Registration Rights Agreement.

         (e) Right to Convert. HP's right to convert shall terminate upon the sale by the Company of substantially all of its assets or the merger or consolidation of the Company with another person or entity in which the Company is not the surviving entity (except for any transaction done solely for the purpose of changing the Company's state of incorporation), provided in either case that HP is given at least 30 business days' prior written notice of such event so that HP may exercise its conversion rights as provided .

7.       Conversion Adjustments.

         (a) Adjustments for Stock Splits and Subdivisions. In the event the Company, at any time from time to time after the date of issuance hereof, while this Note is outstanding, (i) fixes a record date to effect a split or subdivision of the Capital Stock into which this Note is convertible, or (ii) determines that the holders of such class or series of shares is entitled to receive a dividend or other distribution payable in additional shares of such class or series or other securities or rights convertible into, or entitling the holder to receive directly or indirectly, additional shares of such class or series other than options to purchase the Capital Stock ("Capital Stock Equivalents") without payment of any consideration by such holder for the additional shares of such class or series or the Capital Stock Equivalents (including, if convertible preferred stock or other convertible securities have been issued, the additional shares of the Capital Stock issuable upon conversion thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price shall be appropriately decreased and the number of shares of the Capital Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

         (b) Adjustments for Reverse Stock Splits. If, at any time after the effective date, the number of outstanding shares of the Capital Stock into which this Note is convertible is decreased by a combination of the outstanding shares of such class or series, then, following the record date of such combination, the Conversion Price shall be appropriately increased and the number of shares of the Capital Stock issuable on conversion shall be appropriately decreased in proportion to such decrease in outstanding shares.

         (c) Merger, Sale of Assets. If at any time while the Loans are outstanding there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Capital Stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person or persons (which person or persons shall, for purposes of this Note, be considered a successor to the Company even if for other purposes such person or persons would not be deemed a successor) (each, an "Exchange Event"), then, as a part of such Exchange Event, lawful provision shall be made so that the successor company assumes the terms and obligations of this Note in a manner that provides that HP shall thereafter be entitled to receive upon proper conversion of this Note, during the period specified herein and upon payment at the Conversion Price then in effect, (A) to the extent the consideration received by the Company or its shareholders consists of stock or other securities, the number of shares of stock or other securities of the successor company resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such Exchange Event if this Note had been converted immediately prior to such Exchange Event, and (B) to the extent that the consideration received by the Company or its shareholders in connection with such Exchange Event consists of cash or property other than securities, the cash or property other than securities to which the holder would have been entitled if this Note had been converted immediately prior to the record date taken in connection with such Exchange Event, in both cases (A) and (B) subject to further adjustment as provided in this Section 7. The foregoing provisions of this Section 7 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the conversion of this Note. If the shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer, to which HP would be entitled upon conversion hereof in lieu of Capital Stock, are in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Note with respect to the rights and interests of HP after the transaction, to the end that the provisions of this Note shall be applicable after such event, as nearly as reasonably may be feasible, in relation to any shares or other property deliverable after such event upon conversion of this Note. The Company represents and warrants that it will take whatever action is necessary to ensure that any successors are bound by the terms of this
                  Section 7(d).

         (d) Reclassification, etc. If the Company at any time while the Loans are outstanding shall, by reclassification of securities or otherwise, change any of the securities as to which conversion rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Note immediately prior to such reclassification or other change, and the Conversion Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 7.

         (f)      Notices of Record Date, etc.  In the event of:

                  (i) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus at the same rate as that of the last such cash dividend paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                  (ii) Any capital reorganization of the Company, any reclassification or recapitalization of the Capital Stock of the Company or any transfer of all or substantially all of the assets of the Company to any other person or entity, or any consolidation or merger in which the Company is not the surviving entity (except for any transaction done solely for the purpose of changing the Company's state of incorporation); or

                  (iii) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

                  then the Company shall mail to HP at the same time notice is provided to shareholders but in no event less than ten (10) business days prior to said event, a notice with (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining shareholders entitled to vote thereon.

         (g) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available, out of its authorized shares of Common Stock, for the purpose of effectuating the conversion the this Note, the full number of shares of Common Stock then issuable upon the conversion of this Note and shall take all action necessary so that the shares of Common Stock so issued will be validly issued fully paid and nonassessable

8. Representations and Warranties. The Company represents and warrants to HP that:

         (a) Title. The Company is, or in the case of after-acquired Collateral will be, the owner of the Collateral and no other person has, or will have, any right, title claim or interest (by way of lien or otherwise) in, against or to the Collateral other than Permitted Liens.

         (b) Senior Lienholder. There are no entities with a security interest senior to that of HP (a "Senior Lienholder") with respect to the Collateral.

         (c) Perfection. HP has (or in the case of after-acquired Collateral, at the time the Company acquires rights therein, will have) a perfected security interest in the Collateral, provided that HP performs all acts necessary to perfect such security interest.

         (d) Location of Collateral and Chief Executive Office. As of the date hereof, the Company's principal place of business and chief executive office is located at: One Station Place, Stamford, CT. The Collateral is maintained at the following locations in addition to the chief executive office: 811 10th Avenue, New York, N.Y. 10019.

9.       Covenants Relating to Collateral.

         (a) Maintenance of Collateral. The Company hereby agrees to perform all acts that may be reasonably necessary to maintain, preserve, protect and perfect the Collateral, and the lien granted to HP therein, including:

                  (i) not to change the Company's name or place of business or chief executive office or the location of any of its other Collateral without giving HP twenty (20) days prior written notice;

                  (ii) to appear in and defend any action or proceeding which may affect its title to or HP's interest in the Collateral other than with respect to Permitted Liens; provided however, that the Company shall have no obligation to appear in or defend any such action against HP wherein it is alleged that HP has assigned its title to or interest in the Collateral; and

                  (iii) to comply with all material requirements of law relating to the production, possession, operation, maintenance and control of the Collateral, except to the extent that the failure to do so could not reasonably be expected to have a material adverse effect upon the financial or business condition of the Company.

         (b) Records; Sale or Other Disposition of Collateral. The Company shall at all times keep at least one complete set of records concerning the Collateral at its chief executive office and shall make such records available for inspection by HP at such times as HP may reasonably request. The Company shall not be authorized to sell, transfer, grant nonexclusive licenses of or otherwise dispose of any item of Collateral other than in the ordinary course of business.

10. Affirmative Covenants. For so long as any amounts are outstanding under this Note and until payment or conversion of all amounts outstanding under this Note:

         (a) Use of Proceeds. All of the Note proceeds shall be used for the purchase of (i) Hewlett-Packard Company products, support or services, or (ii) complementary non-HP products purchased from HP; provided, that not more than fifty percent (50%) of such proceeds shall be used to purchase such non-HP products.

         (b) Taxes. The Company shall file all tax returns when due and pay or cause to be paid before the same shall become delinquent and before penalties have accrued thereon, all taxes, assessments and governmental charges or levies imposed on the income, profits, franchises, property or business of the Company except to the extent and so long as (i) the same are being contested in good faith by appropriate proceedings, and
                  (ii) as to which adequate reserves in conformity with generally accepted accounting principles with respect thereto have been provided on the books of the Company.

         (c) Notice of Events of Default. The Company shall notify HP within five (5) business day of the occurrence of any Event of Default.

         (d) Insurance. The Company will at all times while any Obligations remain outstanding maintain or cause to be maintained a policy or policies of insurance covering all of the Collateral in an aggregate amount of not less than the purchase price of the Collateral, insuring against such risks as are customarily carried by businesses similarly situated, including, without limitation, insurance against loss or damage by fire, theft, sprinkler leakage, tornado, explosion or other similar risk. HP shall be named as an additional insured on all such policies and each such policy shall provide that it may not be cancelled without providing HP with at least 30 days' prior written notice

11. Negative Covenants. For so long as any amounts are outstanding under this Note and until payment or conversion of all amounts outstanding under this Note, without the prior written consent of HP:

         (a) Dividends. The Company shall not declare or pay any dividends on any class or classes of Capital Stock (other than dividends or other distributions in the stock of the Company ).

         (b) Liens. The Company shall not grant a lien, encumbrance or security interest in assets of the Company, other than Permitted Liens.

12. Successors and Assigns. The obligations of the Company and the rights of HP under this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. The Company shall not be entitled to assign, transfer or delegate any of its rights, obligations or liabilities hereunder without the prior written consent of HP.

13. Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered, on the date of being faxed if sent by confirmed fax, on the first business day after being sent if sent by recognized overnight courier, and on the third business day after being mailed if sent by registered or certified mail, postage prepaid, addressed (i) if to HP to:
Hewlett-Packard  Company,  333 Logue  Avenue,  MS32,  Mountain  View,  CA 94043,
Attention: General Manager, fax number, (650)919-8013; with a copy to Hewlett-Packard Company, 3000 Hanover Street, MS20BQ, Palo Alto, CA 94304, Attention General Counsel, fax number (650)857-4392, or (ii) if to the Company to: SmartServ Online, Inc., One Station Place, Stamford, CT 06902, Attention:
Chief financial Officer and General Counsel, facsimile (203)353-5962.

14. Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

15. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

16. Waiver of Jury Trial. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.

17. Waivers. The Company hereby waives presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, release of any or all of any security given from time to time for this Note, or other cause of release or discharge other than actual payment in full hereof.

18. Waivers and Amendments. No provision of this Note may be amended or modified without the written consent of the Company and HP. HP shall not be deemed, by any act or omission, to have waived any of its rights or remedies unless such waiver is in writing and signed by HP and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of HP to exercise any right, whether before or after a default, shall impair any such right or shall be construed to be a waiver of any right or default, and the acceptance at any time by HP of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment of any other amounts due and payable.

19. Remedies Cumulative. The remedies of HP as provided herein, or any one or more of the, or in law or equity, shall be cumulative and concurrent, and may be pursued singularly, successively or together in HP's sole discretion, and may be exercised as often as occasion therefor shall occur.

20. Expenses. The Company shall pay on demand all fees and expenses, including reasonable attorneys' fees and expenses, incurred by HP in connection with custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by the Transaction Documents.

21. No Offset. Notwithstanding any rights of offset, recoupment or other similar rights that the Company may have in connection with any Transaction Document or under applicable law, the Company agrees and hereby waives any right to offset, deduct, recoup, credit or otherwise reduce any amounts owing by the Company to HP under the terms of this Note.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its duly authorized representative as of the date first written above.

SMARTSERV ONLINE, INC.


By: /s/ Thomas W. Haller
   ---------------------------
Name:   Thomas W. Haller
Title:  Vice President, and Chief
        Accounting Officer


Accepted:

HEWLETT-PACKARD COMPANY


By: /s/ Craig A. White
     ---------------------------
Name:  Craig A. White
     ---------------------------
Title: Vice President & GM
     ---------------------------


                                   SCHEDULE A

                              TRANSACTIONS ON NOTE

--------------------- -------------------- ------------------- ------------------- -------------------
DATE                  LOANS                PAYMENTS            INTEREST PAID       BALANCE

--------------------- -------------------- ------------------- ------------------- -------------------

--------------------- -------------------- ------------------- ------------------- -------------------

--------------------- -------------------- ------------------- ------------------- -------------------

--------------------- -------------------- ------------------- ------------------- -------------------

--------------------- -------------------- ------------------- ------------------- -------------------

                                   SCHEDULE B

                              CONDITIONS TO FUNDING

------------------------------ -------------------------------------------------
LOANS                          CONDITIONS TO FUNDING

------------------------------ -------------------------------------------------

Initial Funding            1.       Conditions  to the  Closing  under  the Note
                                    Purchase Agreement are met;

                           2.       As of the date of the proposed  funding,  no
                                    Event  of  Default  has   occurred   and  is
                                    continuing under the Transaction Documents;

                           3. The initial Loan request does not exceed the maximum Loan permitted, if any, pursuant to the limitations contained in the Drawdown Schedule attached hereto as Schedule D; and

                           4. As the date of the subsequent Loan Request, the Company represents and warrants that all of the representations and warranties made by the Company in the Transaction Documents were true and correct when made, and, except to the extent that a particular representation or warranty by its terms expressly applies only to an earlier date, are true and correct as of the date of such subsequent Loan Request.

------------------------------ -------------------------------------------------

Additional Funding         1.       As of the date of the proposed  funding,  no
                                    event  of  default  has   occurred   and  is
                                    continuing under the Transaction Documents.

                           2. Each subsequent Loan Request does not exceed the maximum Loan permitted, if any, pursuant to the limitations contained in the Drawdown Schedule attached hereto as Schedule D;.

                           3.       The   Company   has   met   the    following
                                    milestones:

                                    (i)      The  consolidated  revenues  of the
                                             Company  and its  subsidiaries  for
                                             the  calendar  quarter  immediately
                                             preceding  the calendar  quarter in
                                             which the  proposed  funding  would
                                             take  place are no less than 80% of
                                             the

------------------------------ -------------------------------------------------
                                             Projections previously delivered by
                                             Company to HP pursuant to the Note
                                             Purchase Agreement;

                                    (ii)     The  consolidated  quarterly EBITDA
                                             deficit  of  the  Company  and  its
                                             subsidiaries   for   the   calendar
                                             quarter  immediately  preceding the
                                             quarter  in  which  such   proposed
                                             funding  would  take place does not
                                             exceed  1.2  times  the   projected
                                             EBITDA  deficit for such quarter or
                                             set forth in the Projection; and

                                    (iii)    The  ratio  of  Total  Shareholders
                                             equity  to Total  Assets  as of the
                                             date of such  proposed  funding  is
                                             not less than the  projected  ratio
                                             set   forth  or   implied   in  the
                                             Projection; and

                           4. As the date of the subsequent Loan Request, the Company represents and warrants that all of the representations and warranties made by the Company in the Transaction Documents were true and correct when made, and, except to the extent that a particular representation or warranty by its terms expressly applies only to an earlier date, are true and correct as of the date of such subsequent Loan Request.
------------------------------ -------------------------------------------------

                                   SCHEDULE C

                                   COLLATERAL

                  All right, title and interest of the Company now owned or hereafter acquired in and to the following:

 (1) All Hewlett-Packard equipment and other equipment, including but not limited to all computer data communications and network control equipment, storage devices, software (excluding software which is created, developed, modified or customized by the Company for sale or lease by the Company to others), and firmware, and all additions, accessions, substitutions, attachments, improvements, repairs thereto, and all fixtures;

(2) All accounts, contracts rights, inventory, general intangibles (excluding software which is created, developed, modified or customized by the Company for sale or lease by the Company to others), chattel paper, documents, letter of credit rights, investment property, tax refund and insurance proceeds of the Company; and

(3) All products and proceeds of the foregoing, and, in any event, (a) any and all proceeds of any insurance, indemnity or warranty payable to the Company from time to time with respect to any of the Collateral, (b) any and all payments made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority, (c) any and all recoveries by the Company against third parties with respect to any litigation or dispute concerning any of the Collateral, and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

                                   SCHEDULE D

                                DRAWDOWN SCHEDULE

CALENDAR QUARTER IN WHICH           MAXIMUM LOAN AMOUNT AVAILABLE
-------------------------           -----------------------------
LOAN REQUESTS CAN BE  MADE          IN EACH QUARTER*
--------------------------          ----------------

2000
----

Initial Loan                                  $300,000

Third Quarter                               $2,500,000

Fourth Quarter                              $4,250,000

2001
----

First Quarter                               $4,250,000

Second Quarter                              $4,250,000

Third Quarter (prior to

Termination Date)                           $4,450,000




* If the Company does not borrow the full Loan amount specified above to which the Company is otherwise entitled after satisfaction of all milestones specified in Schedule B and all other requirements hereunder, the unborrowed amount may be carried over to and borrowed by the Company during the immediately following two calendar quarters, provided that the Company has otherwise satisfied all milestones and other requirements for the quarter in which the Company requests such Loan, and provided further that in any case such sums may not be carried over beyond the two quarters immediately following the quarter in which they first became available to the Company pursuant to this drawdown schedule.